As filed with the Securities and Exchange Commission on August 15, 2005
                                           Registration No. 333------

                    SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549

                               FORM S-8
                      REGISTRATION STATEMENT UNDER
                       THE SECURITIES ACT OF 1933

                           A.P. Pharma, Inc.
                           -----------------
          (Exact Name of Registrant as Specified in Its Charter)

Delaware                                                   94-2875566
-------------------------------                   -------------------
(State or Other Jurisdiction of                      (I.R.S. Employer
 Incorporation or Organization)                   Identification No.)

            123 Saginaw Drive, Redwood City, California 94063
            -------------------------------------------------
                (Address of Principal Executive Offices)

                       2002 Equity Incentive Plan
                       --------------------------
                   1997 Employee Stock Purchase Plan
                   ---------------------------------
                       (Full Title of the Plan)

                          Michael O'Connell
                 President and Chief Executive Officer
                          A.P. Pharma, Inc.
                          123 Saginaw Drive
                  Redwood City, California 94063
                  ------------------------------
             (Name and Address of Agent for Service)

                          (650) 366-2626
                          --------------
   (Telephone Number, Including Area Code, of Agent for Service)

                            Copy to:
                      Richard A. Peers, Esq.
                        Heller Ehrman LLP
                        275 Middlefield Road
                Menlo Park, California 94025-3506
                         (650) 324-7000

               CALCULATION OF REGISTRATION FEE
=====================================================================
                            Proposed      Proposed
Title of                    Maximum       Maximum
Securities    Amount        Offering      Aggregate     Amount of
to be         to be         Price per     Offering      Registration
Registered    Registered(1) Share (2)     Price         Fee
---------------------------------------------------------------------
Common
Stock, par
value $0.01   550,000       $1.74         $957,000      $112.64
=====================================================================

(1) Represents 400,000 additional shares issuable upon exercise of stock options to be granted under Registrant's 2002 Equity Incentive Plan and 150,000 additional shares issuable upon exercise of purchase rights granted under the Registrant's 1997 Employee Stock Purchase Plan, including such additional number of shares as may be required by reason of the anti-dilution provisions of such plans.
(2) Estimated solely for the purpose of computing the amount of registration fee pursuant to Rule 457(c) under the Securities Act, as amended, based on the average of the high and low prices of the Registrant's Common Stock reported on the Nasdaq National Market on August 11, 2005.



                              PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

		The shares being registered herein are 400,000 additional shares of common stock authorized to be issued under Registrant's
2002 Equity Incentive Plan and 150,000 additional shares of common stock authorized to be issued under Registrant's 1997 Employee
Stock Purchase Plan. Pursuant to Instruction E of Form S-8, the contents of the S-8 Registration Statements (File Numbers 333-
35151 and 333-118546) with respect to the Registrant's 2002 Equity Incentive Plan and the contents of the S-8 Registration Statements
(File Numbers 333-90428 and 333-118546) with respect to the Registrant's 1997 Employee Stock Purchase Plan are hereby incorporated by reference.

Item 3.   Incorporation of Documents by Reference

		The following documents filed or to be filed with the Securities and Exchange Commission (the "Commission") by the
Registrant are incorporated by reference in this Registration
Statement:

		(a)	The Registrant's Annual Report on Form 10-K for the
fiscal year ended December 31, 2004;

		(b)	The Registrant's Quarterly Reports on Form 10-Q for
the fiscal quarters ended March 31, 2005 and June 30, 2005;

		(c)	The description of the Registrant's Common Stock
contained in the registration statement on Form 8-A filed with the Commission on August 7, 1987 pursuant to Section 12 of the
Exchange Act of 1934, as amended (the "Exchange Act"); and

		(d)	All documents subsequently filed by the Registrant
pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange
Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold.

Item 8.	Exhibits

4.1	2002 Equity Incentive Plan (included in the Registrant's
	S-8, File Number 333-90428, incorporated herein by reference)

4.2		1997 Employee Stock Purchase Plan (included in the
		Registrant's S-8, File Number 333-35151, incorporated herein by reference)

5.1		Opinion of Heller Ehrman LLP

23.1		Consent of Independent Registered Public Accounting Firm

23.2		Consent of Heller Ehrman LLP
		(filed as part of Exhibit 5.1)

24.1		Power of Attorney (see page II-2)



                            SIGNATURES
                            ----------

	Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on this 15th day of August, 2005.


                                A.P. PHARMA, INC.

                                By: /s/  Michael O'Connell
                                    ----------------------
                                    Michael O'Connell
                                    President and Chief Executive
                                    Officer

                        POWER OF ATTORNEY
                        -----------------

	KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below does hereby constitute and appoint Michael O'Connell and Gordon Sangster, or either of them, with full power of substitution, such person's true and lawful attorneys-in-fact and agents for such person in such person's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as he or such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature                   Title                             Date
------------------------------------------------------------------
/S/ Michael O'Connell      President and Chief     August 15, 2005
------------------------   Executive Officer       ---------------
Michael O'Connell          (Principal Executive
                           Officer)


/S/ Gordon Sangster        Chief Financial Officer August 15, 2005
------------------------   (Principal Financial    ---------------
Gordon Sangster            and Accounting Officer)


/S/ Paul Goddard           Chairman of the Board   August 15, 2005
------------------------   of Directors            ---------------
Paul Goddard


/S/ Stephen Drury          Director                August 15, 2005
------------------------                           ---------------
Stephen Drury


/S/ Peter Riepenhausen     Director                August 15, 2005
------------------------                           ---------------
Peter Riepenhausen


/S/ Toby Rosenblatt        Director                August 15, 2005
------------------------                           ---------------
Toby Rosenblatt


/S/ Gregory Turnbull       Director                August 15, 2005
------------------------                           ---------------
Gregory Turnbull


/S/ Dennis Winger          Director                August 15, 2005
------------------------                           ---------------
Dennis Winger


/S/ Robert Zerbe           Director                August 15, 2005
------------------------                           ---------------
Robert Zerbe





                         INDEX TO EXHIBITS
                         -----------------

Item No.    Description of Item
--------    -------------------

4.1         2002 Equity Incentive Plan (included
            in the Registrant's S-8, File Number
            333-90428, incorporated herein by
            reference)

4.2         1997 Employee Stock Purchase Plan
            (included in the Registrant's S-8,
            File Number 333-35151, incorporated
            herein by reference)

5.1         Opinion of Heller Ehrman LLP

23.1        Consent of Independent Registered Public
            Accounting Firm

23.2        Consent of Heller Ehrman LLP
            (filed as part of Exhibit 5.1)

24.1        Power of Attorney (see page II-2)



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